N E W S   R E L E A S E

Contact:
Pamela Goncalves
Investor Relations
(408) 919-8539
Pamela.goncalves@gnss.com

Genesis Microchip Reports
First Quarter Fiscal 2008 Financial Results

Expects Further Revenue Growth in Second Fiscal Quarter

SANTA CLARA, Calif., July 26, 2007 - Genesis Microchip Inc. (Nasdaq: GNSS), a world leader in the development of image and video processing technologies for flat-panel TVs, monitors and other consumer display products, today announced its financial results for the first quarter of its fiscal year 2008, which ended June 30, 2007.

Financial results for the first quarter ended June 30, 2007:

•	Total revenues were $44.0 million, compared with $38.6 million for the quarter ended March 31, 2007;

•	GAAP gross margins were 38.5 percent, compared with 36.4 percent for the quarter ended March 31, 2007;

•	Non-GAAP (1) gross margins were 38.9 percent, compared with 37.0 percent for the quarter ended March 31, 2007;

•	The Company’s GAAP net loss was $10.7 million or $(0.29) per share, compared with a net loss of $15.5 million, or $(0.42) per share in the quarter ended March 31, 2007;

•	On a non-GAAP (1) basis, the Company recorded a net loss of $6.7 million, or $(0.18) per share, compared with a net loss of $10.7 million, or $(0.29) per share in the quarter ended March 31, 2007.

“Our financial results for the first quarter came in at the upper end of our guidance and reflected increased demand for our LCD monitor offerings,” said Elie Antoun, president and CEO of Genesis Microchip. “We expect to achieve continued revenue growth in our fiscal second quarter, driven primarily by increases in our flat-panel TV controller business.”

First Quarter Highlights

The Company shipped 2.7 million flat-panel TV controller units and 9.9 million LCD monitor units during the quarter. (2)

Genesis began shipments of its Torino product, the latest in its Cortez family of products, to four of the top ten flat-panel TV manufacturers worldwide.

The Company won initial designs for its DisplayPort controller solutions for the tier one PC market.

The Company closed the quarter with $186.4 million in cash and short-term investments. The Company had approximately 6 weeks of inventory supply at the end of the quarter. Days Sales Outstanding for the quarter were 47 days.

Business Outlook

The following are the Company’s financial targets for the quarter ending September 30, 2007:

•	Revenues to be in the range of $50 million to $55 million;

•	GAAP gross margins to be in the range of 36 percent to 38 percent and non-GAAP (1) gross margins to be in the range of 37 percent to 39 percent;

•
GAAP operating expenses to be in the range of $28.5 million to $30 million. The Company expects that non-GAAP (1) operating expenses will be lower than GAAP operating expenses because of the exclusion of charges for non-cash stock-based compensation and amortization of intangible assets which are estimated to be approximately $4 million;

•
The Company’s effective tax rate is expected to vary due to the impact of foreign exchange fluctuations, research and development tax credits, lower levels of profitability and other factors. In the near-term, Genesis expects to record a full valuation allowance reserve against its deferred tax assets in U.S. and Canadian jurisdictions and therefore anticipates an income tax expense of approximately $1 million, while the Company incurs operating losses.

Earnings Conference Call

Genesis Microchip will host a conference call, which is open to all interested investors, today at 2:30 p.m. (PT) / 5:30 p.m. (ET) to discuss its results. The dial-in number for the call is: (706) 902-0030. A replay of the conference call will be available through August 2, 2007 and is accessible by dialing (706) 645-9291. The replay access code is 4504202. A live, audio web broadcast of the conference call also will be available at: http://phx.corporate-ir.net/phoenix.zhtml?c=78051&p=irol-calendar. An archived version of the web broadcast will also be available at the same website address.

(1) Use of Non-GAAP Financial Information

Non-GAAP gross profit, non-GAAP gross margins, non-GAAP operating expenses, non-GAAP net income (loss) and non-GAAP net income (loss) per share are non-GAAP performance measures that differ from the most directly comparable GAAP (generally accepted accounting principles) terms of gross profit, gross margins, operating expenses, net income (loss) and net income (loss) per share. A schedule reconciling each of these amounts is included in the tables accompanying this press release. Differences between GAAP and non-GAAP results include certain operating costs, such as the amortization of certain acquired intangible assets, stock-based compensation expenses, gains on investments and other intangible assets, as well as income tax adjustments. Included in the calculation of weighted average shares outstanding used to compute both GAAP and non-GAAP net income (loss) per share are the dilutive effects of shares issued or issuable under Genesis’s stock-based compensation programs.

The Company believes that the presentation of these non-GAAP measures, when shown in conjunction with the corresponding GAAP measures, provides useful information to investors regarding financial and business trends relating to the Company’s financial condition and results of operations. The Company further believes the adjustments used in calculating non-GAAP net income (loss) and non-GAAP net income (loss) per share are based on specific, identified charges that impact different line items in the statements of operations (including research and development, and selling, general and administrative expenses), and that it is useful to investors to know how these specific line items in the statements of operations are affected by these adjustments. Genesis Microchip's management also uses these non-GAAP financial measures internally in evaluating operations and business trends, managing and benchmarking performance, and determining a portion of its internal bonus calculation. Most of the non-GAAP items are infrequent in nature and/or are non-cash expenses that are not utilized by management in evaluating the ongoing core financial operations of the Company. However, Genesis Microchip cautions investors to consider these non-GAAP financial measures in addition to, and not as a substitute for, financial measures prepared in accordance with GAAP.

(2) TV and Monitor Units and Revenues

Some of the Company’s products are used in both TVs and LCD monitors. The estimated split between TV and LCD monitor units and revenues is based on information customers provide to the Company.

Legal Notice Regarding Forward-Looking Statements

This release contains forward-looking statements within the meaning of the "safe harbor" provisions of the federal securities laws, including, without limitation, statements by Elie Antoun regarding the Company’s anticipated total revenues and anticipated revenues from our flat-panel TV controller business, and statements in the Business Outlook section regarding the Company's anticipated revenues, gross margins, operating expenses, and tax rate. The forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. The risks and uncertainties include the Company’s inventory levels and inventory obsolescence, and our customers’ inventory levels of our products; seasonal consumer demand for flat-panel TV and monitor products into which the Company’s products are incorporated; the growth rate of the flat-panel TV and monitor markets, as well as the Company’s customers’ share of those markets; changes in the mix and pricing of the Company’s products sold; changes in expected product costs and manufacturing yields; changes in the Company’s expected operating expenses; the Company's ability to ramp new products into production volumes; unexpected manufacturing capacity constraints; availability of other display components; timing of receipt of royalty payments from the Company’s licensees; the Company’s ability to attract and retain a Chief Financial Officer; the Company’s ability to maintain internal controls over financial reporting and file its SEC reports on a timely basis; foreign exchange fluctuations; factors that impact tax rates; the impact of fluctuations in the Company’s stock price on its stock-based compensation expense; and other risk factors set forth in the Company's SEC reports, including but not limited to its report on Form 10-K for the fiscal year ended March 31, 2007 and its Form 10-Q for the quarter ended December 31, 2006. Genesis Microchip assumes no obligation to update the forward-looking statements included in this release.

About Genesis Microchip

Genesis Microchip Inc. (Nasdaq: GNSS) is a leading provider of image and video processing systems enabling superior picture quality in flat-panel TVs and a variety of consumer and PC-display products. Featuring Genesis Display Perfection® technologies and Emmy award-winning Faroudja® video technologies, Genesis system-on-a-chip solutions are used worldwide by display manufacturers to produce visibly better images across a broad array of devices including flat-panel displays, digital TVs, projectors, A/V receivers and DVD players/recorders. Genesis is also the primary driver of the DisplayPort digital interface standard which enables a common, open source, royalty free, scalable interface between any flat panel display and video or data source. In addition to DisplayPort technology, the Genesis technology portfolio features analog and mixed signal system-on-a-chip design, DCDi® by Faroudja deinterlacing, TrueLife™ video enhancement, IntelliComb™ video decoding and includes over 210 patents. Founded in 1987, Genesis supports its leading brand-name customers with offices in the U.S., Canada, India, Europe, Taiwan, South Korea, China, Japan and Singapore. For more information about Genesis Microchip Inc. or Genesis Display Perfection technologies, please visit www.gnss.com.

Note to Editors: Genesis, Genesis Display Perfection, Faroudja, DCDi by Faroudja, TrueLife and IntelliComb are trademarks or registered trademarks of Genesis Microchip Inc.

Financial statements attached:
-- Consolidated Statements of Operations
-- Consolidated Balance Sheets
-- Reconciliation of GAAP to Non-GAAP Results

GENESIS MICROCHIP INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share amounts)
(Unaudited)

	Three months ended
	June 30, 2007	June 30, 2006

Revenues	$43,984	$55,899
Cost of revenues (1)	27,031	33,240
Gross profit	16,953	22,659
Gross profit %	38.5%	40.5%
Operating expenses:
Research and development (2)(4)	16,233	14,917
Selling, general and administrative (3)	12,858	14,822
Total operating expenses	29,091	29,739
Loss from operations	(12,138)	(7,080)
Interest and other income:
Interest income	2,321	2,164
Other income (5)	-	3,217
Interest and other income	2,321	5,381
Loss before income taxes	(9,817)	(1,699)
Provision for (recovery of) income taxes	891	(3,139)
Net income (loss)	$(10,708)	$1,440

Earnings (loss) per share:
Basic	$(0.29)	$0.04
Diluted	$(0.29)	$0.04

Weighted average number of common shares outstanding:
Basic	37,142	36,001
Diluted	37,142	36,518

(1) Amount includes stock-based compensation	$164	$428
(2) Amount includes stock-based compensation	$1,850	$1,891
(3) Amount includes stock-based compensation	$1,900	$3,023
(4) Amount includes amortization of acquired intangibles	$50	$482
(5) Gain on sale of investment	$-	$3,217

GENESIS MICROCHIP INC.
CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)
(Unaudited)

	June 30, 2007	March 31, 2007	June 30, 2006
ASSETS
Current assets:
Cash and cash equivalents	$126,371	$123,701	$143,937
Short-term investments	60,067	64,549	38,622
Accounts receivable trade, net	22,475	19,455	32,316
Inventories	12,430	16,424	20,239
Prepaids and other	7,309	6,324	6,984
Total current assets	228,652	230,453	242,098
Property and equipment, net	15,548	16,238	15,992
Intangible assets, net	6,822	5,006	8,784
Goodwill	84,405	84,405	181,981
Deferred income taxes	299	252	15,161
Other long-term assets	15,214	15,360	15,334
Total assets	$350,940	$351,714	$479,350
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$6,363	$6,759	$9,771
Accrued liabilities	20,247	14,888	18,065
Income taxes payable	7,601	6,698	4,384
Total current liabilities	34,211	28,345	32,220
Stockholders' equity:
Common stock	37	37	36
Additional paid-in capital	469,812	465,744	443,725
Treasury shares	(833)	(833)	(833)
Cumulative other comprehensive loss	(94)	(94)	(94)
Retained Earnings (deficit)	(152,193)	(141,485)	4,296
Total stockholders' equity	316,729	323,369	447,130
Total liabilities and stockholders' equity	$350,940	$351,714	$479,350

GENESIS MICROCHIP INC.
Reconciliation of GAAP to Non-GAAP Results
(Amounts in thousands, except per share amounts)
(Unaudited)

		Three months ended
	June 30, 2007	March 31, 2007	June 30, 2006

GAAP gross profit	$16,953	$14,037	$22,659
Stock-based compensation included in cost of revenues (a)	164	250	428
Non-GAAP gross profit	$17,117	$14,287	$23,087

GAAP gross profit %	38.5%	36.4%	40.5%
Amortization of certain intangible assets and stock based compensation included	0.4%	0.6%	0.8%
in cost of revenues (a & b)
Non-GAAP gross profit %	38.9%	37.0%	41.3%

Total GAAP operating expenses	$29,091	$31,859	$29,739
Amortization of certain intangible assets included in research and development costs (b)	50	135	482
Stock-based compensation included in research and development costs (a)	1,850	2,144	1,891
Stock-based compensation included in selling, general and administrative costs (a)	1,900	2,221	3,023
Total Non-GAAP operating expenses	$25,291	$27,359	$24,343

GAAP net income (loss)	$(10,708)	$(15,452)	$1,440
Stock-based compensation and intangible amortization expense adjustments (a & b)	3,964	4,750	5,824
Gain on sale of investment (c)	-	-	(3,217)
Non-GAAP net income (loss)	$(6,744)	$(10,702)	$4,047

GAAP basic earnings (loss) per share	$(0.29)	$(0.42)	$0.04
Adjustments for stock-based compensation, intangible amortization, gain on sale of
investment (a,b, & c)	$0.11	$0.13	$0.07
Non-GAAP basic earnings (loss) per share	$(0.18)	$(0.29)	$0.11

GAAP diluted earnings (loss) per share	$(0.29)	$(0.42)	$0.04
Adjustments for stock-based compensation, intangible amortization, gain on sale of
investment (a,b, & c)	$0.11	$0.13	$0.07
Non-GAAP diluted earnings (loss) per share	$(0.18)	$(0.29)	$0.11

(a) Stock-based compensation charges are recorded in accordance with the Company's adoption of SFAS 123R beginning in the quarter ended June 30, 2006.
Due to the nature of the variables that impact the Company's valuation of stock-based compensation, some of which are outside the control of management, and the non-cash nature of stock-based compensation charges, these expenses are excluded by management when evaluating the Company's core operating results.

(b) Amortization of certain intangible assets are primarily a result of the Company's previous business combinations and acquisitions. Such amortization does not impact the Company's cash flows and is excluded by management when evaluating its core operating results.

(c) The gain on the sale of investment in the quarter ended June 30, 2006 is a non-recurring item outside of the ordinary course of business.